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                                                                  Exhibit 3.1


                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                             PRINCETON VIDEO IMAGE, INC.

    The undersigned, in order to restate the Certificate of Incorporation of Princeton Video Image, Inc. (the "Corporation"), pursuant to the provisions of the New Jersey Business Corporation Act (the "Act"), does hereby certify:

    FIRST. The name of the Corporation is Princeton Video Image, Inc.

    SECOND. The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the Act.

    THIRD. The total authorized capital stock of the Corporation shall consist of one class of 40,000,000 shares of Common Stock, one class of 1,000,000 shares of Preferred Stock, a series of 167,000 shares of such class of Preferred Stock designated as the Series A Redeemable Preferred Stock, and a series of 93,300 shares of such class of Preferred Stock designated as the Series B Redeemable Preferred Stock, such classes of Preferred Stock to have such relative rights, preferences and limitations as herein set forth.

    The Series A Redeemable Preferred Stock shall have a par value of $4.50 per share. The Series A Redeemable Preferred Stock shall have a six percent (6%) per annum dividend rate and dividends shall be paid annually and shall be cumulative. The failure of the

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Corporation to pay dividends on a current basis shall not create any special rights except that no dividends shall be paid in respect of Common Stock until al accumulated dividends in respect of the Series A Redeemable Preferred Stock have been paid. Dividends shall be paid either in cash or at the election of the Corporation in a number of shares of Common Stock determined by the then current value per share of Common Stock of the Corporation. The Series A Redeemable Preferred Stock will not have voting rights in connection with the election of directors of the Corporation, or on any other matter, other than as required by applicable law. The Corporation shall have the right to redeem the Series A Redeemable Preferred Stock in whole at any time or in part from time to time in cash at par plus all accrued but unpaid dividends. The corporation shall be required to redeem the Series A Redeemable Preferred Stock in cash at par plus all accrued but unpaid dividends out of thirty percent (30%) of the amount, if any, by which the Corporations annual net income after taxes in any year as shown on its audited financial statements exceeds $5,000,000.

    The Series B Redeemable Preferred Stock shall have a par value of $5.00 per share. The Series B Redeemable Preferred Stock shall have a six percent (6%) per annum dividend rate and dividends shall be paid annually and shall be cumulative, provided that no dividends shall be paid at any time while there are accrued but unpaid dividends with respect to the Series A Redeemable Preferred Stock. The failure of the Corporation to pay dividends on a current basis shall not create any special rights except that no

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dividends shall be paid in respect of Common Stock until all accumulated dividends in respect of the Series B Redeemable Preferred Stock have been paid. Dividends shall be paid either in cash or at the election of the Corporation in a number of shares of Common Stock determined by the then current value per share of Common Stock of the Corporation. The Series B Redeemable Preferred Stock will not have voting rights in connection with the election of directors of the Corporation, or on any other matter, other than as required by applicable law. Provided that no Series A Redeemable Preferred Stock is then outstanding, the Corporation shall have the right to redeem the Series B Redeemable Preferred Stock in whole at any time or in part from time to time in cash at par plus all accrued but unpaid dividends. Provided that no Series A Redeemable Preferred Stock is then outstanding, the Corporation shall be required to redeem the Series B Redeemable Preferred Stock in cash at par plus all accrued but unpaid dividends out of twenty percent (20%) of the amount, if any, by which the Corporation's annual net income after taxes in any year as shown on its audited financial statements exceeds $5,000,000.

    FOURTH. The Board of Directors of the Corporation is authorized to adopt from time to time and to cause to be executed and filed without further approval of the shareholders of amendments to this Certificate of Incorporation that divide the Preferred Stock into classes and series, specify the designation and number of shares of any class or series, or determine the relative rights, preferences and limitations, including without

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limitation the fixing or alteration of dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued class or series of Preferred Stock, or of any of them, and to increase or decrease the number of shares of any class or series subsequent to the issuance of shares of that class or series, but not below the number of shares then outstanding.

    FIFTH. The address of the registered office of the Corporation is c/o Smith, Stratton, Wise, Heher & Brennan, 600 College Road East, Princeton, New Jersey 08540. The registered agent of the Corporation at the registered office is Richard J. Pinto, Esq.

    SIXTH. Seven directors constitute the Corporation's current Board of Directors. Their names and addresses are as follows:

         Name                                    Address

    Brown F. Williams                  47 Hulfish Street, Ste. 500
                                       Princeton, NJ  08540

    Franklin D. Crawford               P.O. Box 338
                                       Princeton Jct., NJ 08550

    Lawrence Lucchino                  9449 Friars Road, Lvl. 1A
                                       San Diego, CA  92108

    Jerome J. Pomerance                780 Third Avenue, Ste. 4602
                                       New York, NY  10017

    Enrique F. Senior                  711 Fifth Avenue
                                       New York, NY  10022

    Eduardo Sitt                       Paseo de las Palmas
                                       No 735 Desp. 206
                                       11000 Mexico DF
                                       MEXICO

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    John B. Torkelsen                  5 Vaughn Drive
                                       Princeton, NJ  08540

    IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation as of the 31st day of October 1996.

                                       PRINCETON VIDEO IMAGE, INC.


                                       By: /s/ Brown F. Williams
                                          --------------------------
                                       Name:  Brown F. Williams
                                       Title:  President


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                         CERTIFICATE OF ADOPTION OF RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                             PRINCETON VIDEO IMAGE, INC.

    Pursuant to section 14A:9-5(5) of the New Jersey Business Corporation act, the undersigned does hereby certify as follows:

    1. The name of the corporation is Princeton Video Image, Inc. (the "Corporation").

    2. The Corporation has adopted the Restated Certificate of Incorporation attached hereto (the "Restated Certificate").

    3. The Restated Certificate accurately restates the Corporation's certificate of incorporation and integrates all amendments that are in effect to date. The certificate contains no substantive changes to the Corporation's certificate of incorporation as amended.

    4. The Restated Certificate was adopted by the board of directors of the Corporation as of October 3, 1996.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate of Adoption of Restated Certificate of Incorporation as of the 31st day of October 1996.

                             PRINCETON VIDEO IMAGE, INC.



                             By: /s/ Brown F Williams
                                -------------------------
                             Name: Brown F Williams
                             Title: President